EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
VOTE IN PERSON Attend Shareholder Meeting 615 East Michigan Avenue, Milwaukee, Wisconsin 53202 on March 17, 2021at 1:00 p.m. CT

Please detach at perforation before mailing.

PROXY
TORRAYRESOLUTE SMALL/MID CAP GROWTH FUND
A SERIES OF MANAGED PORTFOLIO SERIES
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 17, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned hereby appoints as proxies Brian Wiedmeyer and Benjamin Eirich, and each of them (with power of substitution), to vote all shares of the undersigned of the TorrayResolute Small/Mid Cap Growth Fund (the “Fund”), a series of Managed Portfolio Series (the “Trust”), at the Special Meeting of Shareholders to be held on March 17, 2021, at the offices of the Fund’s administrator, U.S. Bancorp Fund Services, LLC, 615 East Michigan Avenue, Milwaukee, Wisconsin 53202 at 1:00 p.m. Central Time, and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

When properly executed, this proxy will be voted as indicated, or “FOR” the proposal if no choice is indicated. The Board of Trustees recommends that you read the enclosed materials carefully and vote in favor of the proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

TRS_31935_012121
PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders to be held on March 17, 2021.
The Notice of Meeting, Proxy Statement and Proxy Card:
https://www.proxy-direct.com/usb-31935

Please detach at perforation before mailing.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: X

**A** **Proposal** **THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.**

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 1. To approve a new investment advisory agreement between Torray LLC ("Torray") and the Trust, on behalf of the TorrayResolute Small/Mid Cap Growth Fund. | ☐ | ☐ | ☐ |

2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

**B** **Authorized Signatures — This section must be completed for your vote to be counted.— Sign and Date Below**

**Note**: Please sign exactly as your name(s) appear(s) on this proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

| Date (mm/dd/yyyy) — Please print date below | Signature 1 — Please keep signature within the box | Signature 2 — Please keep signature within the box |
|---|---|---|
| / / | | |

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